Exhibit 10.16

FIRST AMENDMENT
OF
HANESBRANDS INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective November 1, 2013)
WHEREAS, Hanesbrands Inc. (the “Company”) maintains the Hanesbrands Inc. Executive Deferred Compensation Plan (as Amended and Restated Effective November 1, 2013) (the “Plan”); and
WHEREAS, amendment of the Plan is now considered desirable;
NOW, THEREFORE, in exercise of the power reserved to the Company by Section 8 of the Plan, and by the power delegated to the Hanesbrands Inc. Employee Benefits Administrative Committee (the “Committee”) by resolutions of the Board of Directors of the Company, the Plan is hereby amended in the following particulars, effective as of November 1, 2013:
1.By substituting the following for subparagraphs 2.4(a) through (d) of the Plan:
“(a)    the Participant’s spouse (either opposite-sex or same-sex); or
(b)    the Participant’s estate.”
2.    By substituting the following for the second sentence of subsection 5.1(b) of the Plan:
“If a Participant’s Deferral is payable in installment payments, then the Participant’s Deferral shall be paid in substantially equal annual installments commencing in the month following the initial Balance Calculation Date and continuing annually in that same month over the period elected by the Participant in the Deferral Election; provided that, if the Participant’s installments commenced before November 1, 2013, then the remaining installment payments shall be made as of each subsequent January 1st (based on the preceding December 31st Deferral Account balance) over the period elected by the Participant in the Deferral Election.”
3.    By substituting the following for the first sentence of Section 6.4 of the Plan:
“No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind, except (a) as provided for under the sections of a Company plan or agreement that state the Company’s authority to demand repayment of amounts owed to the Company pursuant to those sections, (b) as required for purposes of withholding of any tax under the laws of the United States or any state or locality, or (c) pursuant to a domestic relations order that meets the requirements of Section 414(p)(1)(B) of the Code as determined by the Committee.”

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IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by its duly authorized representative this 10th day of December, 2014.
HANESBRANDS INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE
By: /s/ Virginia A. Piekarski
Administrative Committee Representative